Exhibit 99(c)

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	November 2020

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable December 10, 2020, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2020 to October 31, 2021. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	November 2020		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.021	32%	$0.021	32%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.020	31%	0.020	31%
Return of Capital (or Other Capital Source)	0.024	37%	0.024	37%
Total (per common share)	$0.065	100%	$0.065	100%

October 31, 2020

Average annual total return* on NAV for the 5 years				9.17%

Annualized current distribution rate as a percentage of NAV				9.03%

Cumulative total return on NAV for the fiscal YTD				-10.57%

Cumulative fiscal YTD distributions as a percentage of NAV				9.03%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	December 2020

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable January 11, 2021, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2020 to October 31, 2021. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	December 2020		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.026	40%	$0.047	36%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	-	-	0.020	15%
Return of Capital (or Other Capital Source)	0.039	60%	0.063	49%
Total (per common share)	$0.065	100%	$0.130	100%

November 30, 2020

Average annual total return* on NAV for the 5 years				10.83%

Annualized current distribution rate as a percentage of NAV				8.61%

Cumulative total return on NAV for the fiscal YTD				5.63%

Cumulative fiscal YTD distributions as a percentage of NAV				0.72%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	January 2021

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable February 10, 2021, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2020 to October 31, 2021. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	January 2021		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.010	16%	$0.057	29%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.034	52%	0.055	28%
Return of Capital (or Other Capital Source)	0.021	32%	0.083	43%
Total (per common share)	$0.065	100%	$0.195	100%

December 31, 2020

Average annual total return* on NAV for the 5 years				11.58%

Annualized current distribution rate as a percentage of NAV				8.67%

Cumulative total return on NAV for the fiscal YTD				5.69%

Cumulative fiscal YTD distributions as a percentage of NAV				1.44%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	February 2021

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable March 10, 2021, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2020 to October 31, 2021. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	February 2021		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.021	32%	$0.078	30%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.021	32%	0.075	29%
Return of Capital (or Other Capital Source)	0.023	36%	0.107	41%
Total (per common share)	$0.065	100%	$0.260	100%

January 31, 2021

Average annual total return* on NAV for the 5 years				10.65%

Annualized current distribution rate as a percentage of NAV				8.84%

Cumulative total return on NAV for the fiscal YTD				4.38%

Cumulative fiscal YTD distributions as a percentage of NAV				2.21%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	March 2021

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable April 12, 2021, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2020 to October 31, 2021. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	March 2021		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.025	39%	$0.104	32%
Net Realized Short-Term Capital Gains	-	-	-	-
Net Realized Long-Term Capital Gains	0.022	34%	0.097	30%
Return of Capital (or Other Capital Source)	0.018	27%	0.124	38%
Total (per common share)	$0.065	100%	$0.325	100%

February 28, 2021

Average annual total return* on NAV for the 5 years				9.08%

Annualized current distribution rate as a percentage of NAV				9.22%

Cumulative total return on NAV for the fiscal YTD				0.85%

Cumulative fiscal YTD distributions as a percentage of NAV				3.07%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.

Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	April 2021

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable May 10, 2021, together with the cumulative distributions paid this fiscal year-to-date (YTD) from the following sources. The fiscal year is November 1, 2020 to October 31, 2021. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

Distribution Estimates	April 2021		Fiscal YTD

Sources	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions

Net Investment Income	$0.021	33%	$0.156	40%
Net Realized Short-Term Capital Gains	0.004	6%	0.004	1%
Net Realized Long-Term Capital Gains	0.040	61%	0.230	59%
Return of Capital (or Other Capital Source)	-	-	-	-
Total (per common share)	$0.065	100%	$0.390	100%

March 31, 2021

Average annual total return* on NAV for the 5 years				9.56%

Annualized current distribution rate as a percentage of NAV				8.37%

Cumulative total return on NAV for the fiscal YTD				11.77%

Cumulative fiscal YTD distributions as a percentage of NAV				3.49%

The Fund will issue a separate 19(a) notice at the time of each monthly distribution using the most current financial information available. You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution plan.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund or your broker will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.